4Q14 Financial and operating results for the period ended December 31, 2014 February 11, 2015 Unless otherwise specified, comparisons in this presentation are between 4Q14 and 4Q13. Exhibit 99.1

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 10, 2015, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before the net loss on the sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized investment gains (losses), fair value changes in embedded derivative liabilities, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 4

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 5 4Q14 Summary CNO  Continued growth in the franchise  Completed year end assumption review − Aggregate margins continue to be strong − LTC margins remain thin  Continued strength in key capital ratios  Repurchased $75 million of common stock; total year securities repurchases of $376.5 million

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 6 CNO Compelling Per Share Growth Story Operating Earnings Per Share Excluding Significant Items* Operating Earnings Excl. Significant Items* $64.2 $69.7 Weighted Average Shares Outstanding 227.1 206.9 Significant EPS Growth * A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure. 4Q13 $0.28 4Q14 $0.34 Returning Capital to Shareholders $252.6 $376.5 $24.3 $51.0 Common Stock Dividends Securities Repurchases 2014 $427.5 2013 $276.9 (amounts in millions, except per share data)

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 7 Strategic IT Partnership with Cognizant  Comprehensive, multi-year agreement forming a strategic partnership for technology delivery and services ‒ After the transition period, Cognizant will assume CNO’s: ‒ Application development, maintenance, and testing ‒ Select IT infrastructure operations ‒ All operations and functions located in Hyderabad, India  Strategic Benefits ‒ Run-rate IT cost savings and a reduction in future IT delivery costs ‒ Access to scalable resources and capabilities ‒ Acceleration of IT process improvement, potential for investment in strategic initiatives and more rapid innovation  Financial Impact ‒ Modest non-recurring charge to earnings of roughly $6mm over the first two quarters of 2015 ‒ $10 mm in annual run rate expense savings commencing 2Q 2015 and coinciding with the run-off of Wilton TSA revenue and our need to reduce unabsorbed overhead

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 8 CNO 2014 Accomplishments  Continued to grow the business  Significantly reduced risk profile of the company through reinsurance and the sale of the CLIC legal entity  Met and exceeded earnings growth, ROE and financial strength targets  Continued to return capital to shareholders − $1.3 billion of securities repurchases and common stock dividends since 2011 − Achieved 20% dividend payout ratio  Received four additional upgrades from rating agencies

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 9 4Q14 Sales and Distribution Results Bankers Life *MA/PDP sales are excluded from NAP in all periods **See appendix for producing agent count details ($ millions) Quarterly NAP* Med Advantage Policies Issued 16,814 1,075 2,154 1,660 14,269 Trailing 4-Quarters NAP $260.1 $262.7 $262.6 $261.9 $261.6 Collected Premiums $640.3 $600.0 $612.4 $610.0 $659.9 Trailing 4-Quarters Med Advantage Fee Income, Net $9.1 $9.8 $10.6 $11.1 $12.3 4Q13 $73.9 1Q14 $63.1 2Q14 $63.1 3Q14 $61.8 4Q14 $73.6  4Q sales flat; YTD sales up 1% ‒ Life and annuity sales up 8%, health sales down 8%  Improvement in recruiting, and continued productivity gains ‒ New recruits up 9% in 4Q, down 6% YTD ‒ Average producing agent count up 1% vs Q3** ‒ 5% increase in agent productivity  Collected premiums up 3%

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 10 Washington National 4Q14 Sales and Distribution Results ($ millions) Quarterly NAP Trailing 4-Quarters NAP $94.0 $95.4 $97.4 $99.1 $99.2 Supplemental Health Collected Premiums $126.4 $125.9 $129.1 $127.1 $133.3 4Q13 $26.2 1Q14 $22.0 2Q14 $25.3 3Q14 $25.6 4Q14 $26.3  4Q sales flat; YTD sales up 6% ‒ PMA up 6%, contributing 80% of total sales ‒ WN Independent Partners down 17%  Growth in PMA agent force ‒ Average producing agents* up 10%  Supplemental health collected premiums up 5% * Total producing agents includes appointed agents with $1000 or more of NAP in the prior 12 months; see appendix for details.

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 11 4Q14 Sales and Distribution Results Colonial Penn ($ millions) Quarterly NAP Trailing 4-Quarters NAP $62.2 $62.0 $62.7 $63.7 $64.6 Collected Premiums $58.5 $61.0 $60.9 $61.9 $61.3 4Q13 $14.0 1Q14 $16.8 2Q14 $16.5 3Q14 $16.4 4Q14 $14.9  4Q sales up 6%, YTD sales up 4% ‒ Strong web, new simplified issue term & whole life, and direct mail sales  Collected Premiums up 5%  FY 2014 Total EBIT: $0.8mm ‒ Up $13.3mm vs. 2013 ‒ In-force EBIT up 7%  FY 2015 EBIT of $0-3mm − 1Q15 EBIT of ~($7mm)

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 12 2015 Sales Outlook Expect consolidated sales growth of 3% - 6% 2015 sales growth: 3-5%  Sharpen focus on agent recruiting  Continue gains in agent productivity 2015 sales growth: 6-8%  Diversified sales channels and products  Increased leads efficiency and Voice signature  New TV commercials 2015 sales growth: 5-7%  Continued growth in PMA agent force, with greater availability of new products and programs to increase agent productivity and retention  Worksite sales benefiting from roll out of new group products and OneSource platform

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 13 4Q Consolidated Financial Highlights CNO  Earnings Remain Strong ‒ Normalized EBIT and EPS up 8% and 21% respectively over 4Q 2013 ‒ Health benefit ratios and margins generally consistent with guidance ‒ Annuity and life account value growth and continued strong margins  Capital & Liquidity ‒ RBC estimated at 434% and holding company leverage at 17.1% ‒ Holding company liquidity and investments of $345 million ‒ Returned $87.2 million in the quarter to shareholders, including share buybacks and common stock dividends  Actuarial Assumption Review ‒ Bankers Life: ISL model enhancement; interest rate / mortality adjustments ‒ Washington National: closed-block payout annuities interest rate / mortality adjustments ‒ Corporate: deferred compensation plan interest rate and mortality adjustments ‒ Long Term Care loss recognition testing margins reduced but remain positive

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 14 $3.8 $(3.0) $(3.7) $(9.1) $(8.8) $(4.1) $(6.2) $3.8 $0.4 $2.8 $(7.4) $79.8 $84.2 $87.4 $98.3 $94.5 $37.8 $31.1 $32.3 $30.1 $30.2 4Q13 1Q14 2Q14 3Q14 4Q14 Corporate CP OCB** BLC WN ($ millions) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. ** OCB in prior quarters reflects losses from LTC reinsured and residual overhead expense allocated to Washington National and Bankers Life beginning 1Q14. No longer reporting on OCB beginning 1Q14. Segment Earnings 4Q14 Earnings Drivers Segment EBIT Excluding Significant Items* CNO 4Q13 227.1mm Weighted Average Diluted Shares Outstanding 4Q14 206.9mm $118.7 $109.9 $106.1 $119.7 $119.8  Bankers Life favorable annuity margins, stable LTC results, and modestly elevated Medicare supplement claims  Washington National supplemental health margins consistent with recent experience  Colonial Penn marketing spend effectiveness and conversion rates  Corporate investment results consistent with expectations  2014 securities repurchases drives a 9% reduction in average diluted shares

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 15 $124 $126 $127 $126 $132 50.6% 53.0% 54.8% 56.0% 54.4% 4Q13 1Q14 2Q14 3Q14 4Q14 Earned Premium Reported Benefit Ratio $131 $129 $127 $126 $124 80.0% 81.0% 79.2% 70.5% 77.8% 4Q13 1Q14 2Q14 3Q14 4Q14 ($ millions) * A non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. Health Margins 4Q14 Highlights & Outlook CNO Washington Natl. Supplemental Health Interest-Adjusted* Bankers Life Long-term Care Interest-Adjusted* Bankers Life Medicare Supplement $190 $195 $193 $194 $193 65.7% 67.7% 69.5% 66.2% 70.0% 4Q13 1Q14 2Q14 3Q14 4Q14  Medicare supplement benefit ratio of 70% reflects modestly elevated claims  2015 Outlook: benefit ratios in the 70% range with continued growth in premium  LTC benefit ratio of ~78% reflects modestly favorable claims  2015 Outlook: benefit ratios expected to climb to 81% range with continued decline in premium  Supplemental health benefit ratio of ~54% in line with expectations  2015 Outlook: benefit ratio in the 54% range with continued growth in premium

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 16 $4.9 $4.3 $4.2 $8.1 $11.9 $2.8 $12.6 $25,272 $21,687 $21,852 $354.4 $348.1 $347.4 $300.1 $305.4 4Q13 1Q14 2Q14 3Q14 4Q14 Net Investment Income $1.3 $1.1 $4.4 Investment Results CNO ($ millions) Earned Yield*: 5.85% 5.88% 5.83% 5.79% 5.83% New Money Rate: 5.01% 5.17% 5.36% 5.23% 5.01% Average Invested Assets and Cash Realized Gains, Losses and Impairments Gross Realized Gains Gross Realized Losses Impairments 4Q13 1Q14 2Q14 3Q14 * Earned Yield excludes FHLB. Pre-Pay / Call / Make- whole Income: $5.0 $2.3 $5.5 $8.6 $8.3 $25.5 $10.5 $45.6 $22.2 $9.5 $30.1 $16.0 $15.5 Realized Gains and Losses on OCB LTC sales $24,850 CLIC assets sold $5.9 4Q14 $17.3 $3,512 $3,492 $24,853 $11.1 $7.1 $16.8 $13.7  4Q14 new money rate reflects emphasis on sustaining portfolio yields, low asset turnover and spread duration driven allocation strategy  Yields supported by favorable pre-pay/make-whole income  4Q14 net realized gains and losses at low levels, reflecting emphasis on limiting portfolio turnover  One legacy equity investment impairment of $8.3mm  $1.8 billion of energy exposure; high quality (87% IG), diversified and in unrealized gain position

2014 GAAP Loss Recognition Testing

- Aggregate GAAP margins remain strong at ~15% of $23 billion in tested liabilities*
- LRT testing margin increased modestly in 2014
  - *Net growth in In-force (+5%)*
  - *Improved experience and expenses (+3%)*
  - *Decreased long-term new money investment rates by 50 basis points (-3%)*
- Cash flow testing – minimal asset-adequacy reserve increases

Key Lines of Business	Tested Liabilities* ($ in billions)	Key Risks to Margin	Aggregate Margins
Traditional life	$1.4	Mortality	Aggregate margins of approximately 60%
Medicare supplement and supplemental health	$8.2	Morbidity	Aggregate margins of approximately 22%
Bankers Long-Term Care	$4.4	Interest Rates; Morbidity; Persistency	LRT margins of 2%, Bankers Life health cash flow testing margins positive
Interest sensitive life	$0.7	Interest Rates; Mortality	LRT margins of 18%; FAS 97 product introduces natural volatility
Fixed Interest and Fixed Index Annuities	$8.1	Spreads; Persistency	Aggregate margins of approximately 8%
Payout Annuities	$0.5	Interest Rates; Mortality	LRT margin of approximately 3% with potential for modest earnings volatility

* Tested liabilities defined as the Net GAAP Liability (liabilities less intangibles) with exception of Medicare Supplement and Supplemental Health which measures margin against the present value of premium.

CNO Financial Group | 4Q2014 Earnings | February 11, 2015

17

LTC - Actuarial Analysis & Sensitivity Testing

Testing Results

- Margin of ~$100mm or 2% of NGL*
- Net morbidity and premium rate actions ~ $(230)mm
- Persistency ~ $125mm
- Long-term interest rates ~$(50)mm

Morbidity

- Comprehensive claim cost study
- Increased older age claims in the tail
- Conservative premium rate actions
- No morbidity or mortality improvement assumed

New Money Rates

- NMR reflects year-end markets and plan
- Lowered ultimate investment rate 50 bps
- NMR risk concentrated in LTC block

Key Variable	Sensitivity Test**	LRT Margin Impact
Lapse Rate	+/- 10%	+/- $75mm
Morbidity	+/- 1%	-/+ $65mm
Mortality	+/- 1%	+/- $30mm

Conservative benefit structure reduces duration and overall tail risk



1-4 years 59%
4-10 years 18%
<= 1 year 13%
Lifetime 10%

$3.4 billion Active Life Reserves

* NGL (Net GAAP Liability) totaled $4.35 billion

**Represents a one-time permanent shift

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 18

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 19 • Assumption Change: NMR reflect year- end market conditions and 2015 investment strategy with ultimate rates reduced 50 basis points  Overall Impact: negative impact to LRT margins of ~$110mm across all product lines. Earnings impact on FAS 97 products and payout annuities  LTC Margin Sensitivity: Moderate stress margin impact of ~$45mm and Severe stress margin impact of ~$260mm New Money Investment Rate Assumptions New Money Rates (NMR) Assumptions * Rates shown net of assumptions for investment expenses and defaults Investment Rate Risk Concentrated In LTC Portfolio 2015 Investible Flows $4.4b $140mm Long-Term Care 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 7.50% LTC LRT Stress Scenarios 2013 Assumption 2014 Assumption Moderate stress Severe stress 2015 2016 2017 2018 2019 2020 2021 2022

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 20 v v Capital Targets & Excess Capital Deployment CNO 2013 2014 2015 Y.E. Outlook RBC 410% 434% ~ 425% Liquidity $309mm $345mm ~ $315mm* Leverage** 16.9% 17.1% ~ 16% Key Capital Ratios Securities Repurchases  $376mm in total securities repurchased in 2014 (including warrants)  Repurchased ~21.8mm shares in 2014 at an average cost of $17.30 per share  2015 Outlook: share repurchase guidance range of $250mm to $325mm  RBC remains strong; 4Q reflects reduced statutory dividends to build Bankers Life capital ratios  Leverage held steady despite significant return of capital to shareholders in 2014 and CLIC loss on sale 2014 Capital Utilization (in millions) * Liquidity position assumes mid-point of share repurchase guidance. ** A non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. Securities Repurchase $376 Common Stock Dividends $51 Debt Repayment / Financing Costs $63 Holdco Exp & Other $23 Interest $38 Traditional Life Recapture $28

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 21 7.0% 7.6% 8.9% 9.5% ROE Progression & Considerations Considerations ROE Drivers -Stable growth in core earnings -Cumulative sales projections revised -Interest rates and LTC headwinds - Repurchase a “plug” for deployable capital Recapitalization -Leveraged recap @ 20% adds ~50 bps -Logical timing – bond call date Lowering our “Beta” -Maintain insurance capital strength -Diversity & in-force management -Driving towards investment-grade ratings (1) Calculated on a normalized basis - a non-GAAP measure. Refer to the appendix for the corresponding GAAP measure. (2) Assumes debt issued bringing leverage to 20% with proceeds used to repurchase stock. Organic ROE Build ROE Capacity – Recapitalization (1) (1) (1) (2) 2012 2013 2014 2017F 10.0% 3-Year EPS(1) Growth Rate 10%-12%

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 22 CNO Focus  Invest in our business and grow our franchise  Enhance the customer experience  Increase operating effectiveness  Increase profitability and return on equity  Effectively manage risk and deploy capital

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 23 Questions and Answers

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 24 Appendix

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 25 Energy Sector Overview December 31, 2014  Overall energy exposure of $1.8bn is appropriately sized relative to capital, highly diversified, and liquid  $145mm of unrealized gains  Investment grade energy exposure (87% of overall exposure) is high quality and well diversified, with manageable exposure to oilfield services and refiners  Over 85 individual credits/issuers  Oilfield services and refiners exposure less than 20%  High yield energy exposure (13% of overall exposure) is weighted towards ‘BB’ and midstream  Projected impact of long term low oil expected to focus on potential for downgrades (RBC) with limited probability of material realized credit losses 17% 70% 6% 7% A or Better BBB BB B 41% 26% 16% 13% 4% Midstream Independent E&P Oilf ield Services Integrated Other

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 26 Producing Exclusive Agent Counts 1st Yr 2nd Yr 3rd Yr + Total Qtr Avg (3) 1st Yr 2nd Yr 3rd Yr + Total Qtr Avg (3) 12/31/2014 2,258 664 1,868 4,790 4,842 365 128 337 830 831 9/30/2014 2,233 667 1,822 4,722 4,783 382 134 336 852 835 6/30/2014 2,427 699 1,782 4,908 4,932 377 116 331 824 809 3/31/2014 2,493 714 1,797 5,004 4,875 332 108 315 755 758 12/31/2013 2,557 693 1,718 4,968 5,046 335 112 296 743 756 9/30/2013 2,540 691 1,701 4,932 4,986 345 95 295 735 728 6/30/2013 2,540 715 1,712 4,967 4,988 311 106 285 702 690 3/31/2013 2,550 734 1,684 4,968 4,930 298 111 276 685 682 12/31/2012 2,429 662 1,600 4,691 4,850 298 108 269 675 687 12/31/2011 2,461 600 1,587 4,648 4,702 12/31/2010 2,199 668 1,486 4,353 4,391 12/31/2009 2,564 662 1,513 4,739 4,742 12/31/2008 2,489 651 1,324 4,464 4,417 12/31/2007 2,198 554 1,231 3,983 4,034 (1) Defined as the number of agents that have sold at least one policy in the period (2) Defined as active PMA appointed agents with $1,000 or more of New Annualized Premium in the prior 12 months (3) Agent counts at the end of each month used to calculate the average for the quarter Bankers Life (1) Washington National (2)

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 27 4Q14 Holding Company Liquidity CNO ($ millions) 4Q14 YTD Cash and Investments Balance - Beginning $432.2 $309.0 Sources Net Dividends from Insurance Subsidiaries - 174.0 * Dividends from Non-insurance Subsidiaries - 9.5 Interest/Earnings on Corporate Investments (3.0) 20.4 Surplus Debenture Interest 12.3 63.3 Service and Investment Fees, Net 26.0 92.5 Proceeds from CLIC Sale, Net (1.9) ** 231.0 *** Total Sources 33.4 590.7 Uses Interest 13.7 37.8 Share/Warrant Repurchases 79.5 376.5 Debt Payments 19.8 63.1 Common Stock Dividend 12.2 51.0 Holding Company Expenses and Other 5.2 22.9 Total Uses 130.4 551.3 Non-cash changes in investment balances 9.4 (3.8) Unrestricted Cash and Investments Balance - 12/31/2014 $344.6 $344.6 * Net of $28 million capital contribution to Bankers Life to fund the recapture of a block of life insurance. ** Represents purchase price adjustments related to the sale of CLIC. *** Includes the cash proceeds from the sale of CLIC less amounts paid for transaction costs and related intercompany transactions. Excludes amounts accrued for contingencies and transaction costs.

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 28 $79.2 $60.5 $378.1 $275 $4.3 2015 2016 2017 2018 2019 2020 Term Loan Senior Secured Notes Debt Maturity Profile ($ millions) CNO

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 29 Holding Company Investments at 12/31/14 CNO ($ millions) Cash & Money Market / Fixed Income $198.3 Equities $125.3 Portfolio strategy prioritizes consistent returns that utilize non-life tax benefits Cash & Money Market Fixed Income Equities Alternatives 4.47% -4.52% 4Q14 0.04% 1.59% Investment Allocation Investment Performance Alternatives $21.0

Leveraging Considerable Tax Assets

CNO

($ millions)

4Q 2014 Loss Carryforwards



$1,048
Life
$179
Non-Life
$869
$233*
Non-Life
Loss Carryforwards
Valuation Allowance

2015 Outlook and Value

- Expect modest future valuation allowance releases as taxable income stabilizes
- Annual cash flows are expected to be reduced by $50 million in 2016 as life NOL's are fully utilized
- Estimated economic value of ~$550 million @ 10% discount rate

* Reflects $34 million reduction in 4Q14, reflecting higher actual non-life income and capital gains, including the impact of audit adjustments. Excludes $13 million related to net state operating loss carryforwards.

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 30

4Q13 Significant Items

CNO

The table below summarizes the financial impact of the significant items on our 4Q2013 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2013		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 83.0	$ (3.2) (1)	$ 79.8
Washington National	37.8	-	37.8
Colonial Penn	(4.1)	-	(4.1)
Other CNO Business	(7.4)	-	(7.4)
EBIT from business segments continuing after the CLIC sale	109.3	(3.2)	106.1
Corporate Operations, excluding corporate interest expense	3.8	-	3.8
EBIT from operations continuing after the CLIC sale	113.1	(3.2)	109.9
Corporate interest expense	(11.4)	-	(11.4)
Operating earnings before tax	101.7	(3.2)	98.5
Tax expense on operating income	35.5	(1.2)	34.3
Net operating income *	$ 66.2	$ (2.0)	$ 64.2
Net operating income per diluted share*	$ 0.29	$ (0.01)	$ 0.28

(1) Pre-tax earnings in the Bankers Life segment included: (i) $5.8 million of favorable reserve developments in the Medicare supplement block; net of ($2.6 million of net unfavorable adjustments primarily related to reserves established for remediation efforts.

* A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 31

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 32 The table below summarizes the financial impact of the significant item on our 1Q2014 net operating income. Management believes that identifying the impact of this item enhances the understanding of our operating results (dollars in millions). Net Operating Income: Bankers Life $ 84.2 $ - $ 84.2 Washington National Colonial Penn EBIT from business segments continuing after the CLIC sale Corporate Operations, excluding corporate interest expense (1) EBIT from operations continuing after the CLIC sale Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 59.9 $ 1.9 $ 61.8 Net operating income per diluted share* $ 0.27 $ 0.01 $ 0.28 Three months ended March 31, 2014 Actual results Significant item Excluding significant item 31.1 - 31.1 (6.2) - (6.2) 109.1 - 109.1 (6.0) 3.0 (3.0) 33.2 103.1 3.0 106.1 (11.1) - (11.1) (1) Pre-tax earnings in the Corporate segment reflected higher expenses of $3 million primarily related to accrual adjustments for incentive compensation. 92.0 3.0 95.0 32.1 1.1 1Q14 Significant Items CNO * A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure.

2Q14 Significant Items

CNO

The table below summarizes the financial impact of the significant items on our 2Q2014 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended June 30, 2014		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 87.4	$ -	$ 87.4
Washington National	32.3	-	32.3
Colonial Penn	3.8	-	3.8
EBIT from business segments continuing after the CLIC sale	123.5	-	123.5
Corporate Operations, excluding corporate interest expense	(15.5)	11.8 (1)	(3.7)
EBIT from operations continuing after the CLIC sale	108.0	11.8	119.8
Corporate interest expense	(11.1)	-	(11.1)
Operating earnings before tax	96.9	11.8	108.7
Tax expense on operating income	33.2	4.2	37.4
Net operating income *	$ 63.7	$ 7.6	$ 71.3
Net operating income per diluted share*	$ 0.29	$ 0.03	$ 0.32

(1) Pre-tax earnings in the Corporate segment reflected an increase in expenses of $11.8 million related to the impact of changes in interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 4Q2014 Earnings | February 11, 2015

33

3Q14 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 3Q2014 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2014		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 111.8	$ (13.5) (1)	$ 98.3
Washington National	27.6	2.5 (2)	30.1
Colonial Penn	0.4	-	0.4
EBIT from business segments continuing after the CLIC sale	139.8	(11.0)	128.8
Corporate Operations, excluding corporate interest expense	(9.1)	-	(9.1)
EBIT from operations continuing after the CLIC sale	130.7	(11.0)	119.7
Corporate interest expense	(10.9)	-	(10.9)
Operating earnings before tax	119.8	(11.0)	108.8
Tax expense on operating income	43.2	(3.9)	39.3
Net operating income *	$ 76.6	$ (7.1)	$ 69.5
Net operating income per diluted share*	$ 0.35	$ (0.03)	$ 0.32

(1) Pre-tax earnings in the Bankers Life segment included $11.0 million of favorable reserve developments in Bankers Life's long-term care block (including $2.8 million of favorable one-time catch-up reserve releases related to the use of a new process to identify changes in the status of our insureds in a more timely manner) and $2.5 million of favorable reserve developments in the Medicare supplement block.

(2) Pre-tax earnings in the Washington National segment included $2.5 million of unfavoarable premium refunds in the supplemental health block (related to the same process used on Bankers Life's long-term care block to identify changes in the status of our insureds in a more timely manner).

* A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 4Q2014 Earnings | February 11, 2015

34

4Q14 Significant Items

CNO

The table below summarizes the financial impact of the significant items on our 4Q2014 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2014		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 103.5	$ (9.0) (1)	$ 94.5
Washington National	20.2	10.0 (2)	30.2
Colonial Penn	2.8	-	2.8
EBIT from business segments continuing after the CLIC sale	126.5	1.0	127.5
Corporate Operations, excluding corporate interest expense	(23.8)	15.0 (3)	(8.8)
EBIT from operations continuing after the CLIC sale	102.7	16.0	118.7
Corporate interest expense	(10.8)	-	(10.8)
Operating earnings before tax	91.9	16.0	107.9
Tax expense on operating income	32.6	5.6	38.2
Net operating income *	$ 59.3	$ 10.4	$ 69.7
Net operating income per diluted share*	$ 0.29	$ 0.05	$ 0.34

(1) Pre-tax earnings in the Bankers Life segment included: (i) $6 million of positive impacts from our comprehensive annual actuarial review including impacts from model enhancements, net of changes in assumptions related to mortality and long-term interest rates; and (ii) the receipt of a $3 million settlement related to the early termination in 2013 of a PDP quota-share agreement.

(2) Pre-tax earnings in the Washington National segment were reduced by $10 million primarily related to the impact of loss recognition on a closed block of payout annuities resulting from changes in assumptions related to long-term interest rates and mortality experience.

(3) Pre-tax earnings in the Corporate segment reflected an increase in expenses of $15 million for the mark-to-market change in the agent deferred compensation plan liability which was impacted by the use of a new mortality table and the low interest rate environment.

* A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure.

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Quarterly Earnings

CNO

($ millions)

	4Q13	1Q14	2Q14	3Q14	4Q14
Bankers Life	$ 83.0	$ 84.2	$ 87.4	$ 111.8	$ 103.5
Washington National	37.8	31.1	32.3	27.6	20.2
Colonial Penn	(4.1)	(6.2)	3.8	0.4	2.8
Other CNO Business	(7.4)	-	-	-	-
EBIT from business segments continuing after the CLIC sale	109.3	109.1	123.5	139.8	126.5
Corporate operations, excluding interest expense	3.8	(6.0)	(15.5)	(9.1)	(23.8)
EBIT* from operations continuing after the CLIC sale	113.1	103.1	108.0	130.7	102.7
Corporate interest expense	(11.4)	(11.1)	(11.1)	(10.9)	(10.8)
Operating earnings before taxes	101.7	92.0	96.9	119.8	91.9
Tax expense on period income	35.5	32.1	33.2	43.2	32.6
Net operating income	66.2	59.9	63.7	76.6	59.3
Earnings of CLIC prior to being sold, net of taxes	9.7	6.7	8.5	-	-
Net loss on sale of CLIC and gain (loss) on reinsurance transactions, including impact of taxes	(63.3)	(298.0)	2.5	22.9	2.9
Net realized investment gains (losses), net of related amortization and taxes	9.1	13.6	7.5	2.6	(2.3)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	7.4	(7.2)	(4.8)	-	(11.4)
Loss on extinguishment of debt, net of taxes	-	-	(0.4)	-	-
Valuation allowance for deferred tax assets and other tax items	79.3	-	4.0	16.8	34.1
Other	(2.4)	(3.0)	(2.9)	(1.5)	1.3
Net income (loss)	$ 106.0	$ (228.0)	$ 78.1	$ 117.4	$ 83.9

*Management believes that an analysis of earnings before the net loss on sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized investment gains (losses), fair value changes in embedded derivative liabilities, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) the net loss on sale of CLIC and gain (loss) on reinsurance transactions, (2) the earnings of CLIC prior to being sold; (3) net realized investment gains (losses); (4) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (5) loss on extinguishment of debt; (6) charges in the valuation allowance for deferred tax assets; and (7) other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities. The table above provides a reconciliation of EBIT to net income.

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CNO Financial Group | 4Q2014 Earnings | February 11, 2015 37 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net loss on sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, loss on extinguishment of debt, changes in our valuation allowance for deferred tax assets and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Information Related to Certain Non-GAAP Financial Measures

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 38 Information Related to Certain Non-GAAP Financial Measures A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts): 4Q13 1Q14 2Q14 3Q14 4Q14 Net income applicable to common stock 106.0$ (228.0)$ 78.1$ 117.4$ 83.9$ Earnings of CLIC prior to being sold (net of taxes) (9.7) (6.7) (8.5) - - Net loss on sale of CLIC and gain (loss) on reinsurance transactions (including impact of taxes) 63.3 298.0 (2.5) (22.9) (2.9) Net realized investment (gains) losses, net of related amortization and taxes (9.1) (13.6) (7.5) (2.6) 2.3 Fair value changes in embedded derivative liabilities, net of related amortization and taxes (7.4) 7.2 4.8 - 11.4 Valuation allowance for deferred tax assets and other tax items (79.3) - (4.0) (16.8) (34.1) Loss on extinguishment of debt (net of taxes) - - 0.4 - - Other 2.4 3.0 2.9 1.5 (1.3) Net operating income (a non-GAAP financial measure) 66.2$ 59.9$ 63.7$ 76.6$ 59.3$ Per diluted share: Net income (loss) 0.47$ (1.03)$ 0.35$ 0.54$ 0.41$ Earnings of CLIC prior to being sold (net of taxes) (0.04) (0.03) (0.04) - - Net loss on sale of CLIC and gain (loss) on reinsurance transactions (including impact of taxes) 0.28 1.35 (0.01) (0.11) (0.01) Net realized investment (gains) losses, net of related amortization and taxes (0.04) (0.06) (0.03) (0.01) 0.01 Fair value changes in embedded derivative liabilities, net of related amortization and taxes (0.04) 0.03 0.02 - 0.05 Valuation allowance for deferred tax assets and other tax items (0.35) - (0.02) (0.08) (0.17) Loss on extinguishment of debt (net of taxes) - - - - - Other 0.01 0.01 0.02 0.01 - Net operating income (a non-GAAP financial measure) 0.29$ 0.27$ 0.29$ 0.35$ 0.29$

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 39 4Q13 1Q14 (a) 2Q14 3Q14 4Q14 Operating income 66.2$ 59.9$ 63.7$ 76.6$ 59.3$ Weighted average shares outstanding for basic earnings per share 221,056 220,307 216,538 210,525 204,298 Effect of dilutive securities on weighted average shares: 7% Debentures - - - - - Stock options, restricted stock and performance units 3,005 - 2,390 2,447 2,645 Warrants (b) 3,040 - 3,180 2,486 - Weighted average shares outstanding for diluted earnings per share 227,101 220,307 222,108 215,458 206,943 Operating earnings per diluted share 0.29$ 0.27$ 0.29$ 0.35$ 0.29$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures (a) Equivalent common shares of 5,803.0 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 1Q14. (b) All outstanding warrants were repurchased in September 2014.

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options and warrants were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, warrants, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options and warrants (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	4Q13	1Q14	2Q14	3Q14	4Q14
Total shareholders' equity	$ 4,955.2	$ 4,710.2	$ 4,844.3	$ 4,722.0	$ 4,688.2
Shares outstanding for the period	220,323,823	219,266,947	213,755,190	207,640,050	203,324,458
Book value per share	$ 22.49	$ 21.48	$ 22.66	$ 22.74	$ 23.06
Total shareholders' equity	$ 4,955.2	$ 4,710.2	$ 4,844.3	$ 4,722.0	$ 4,688.2
Less accumulated other comprehensive income	(731.8)	(766.2)	(926.1)	(859.3)	(825.3)
Adjusted shareholders' equity excluding AOCI	$ 4,223.4	$ 3,944.0	$ 3,918.2	$ 3,862.7	$ 3,862.9
Shares outstanding for the period	220,323,823	219,266,947	213,755,190	207,640,050	203,324,458
Dilutive common stock equivalents related to:					
Warrants, stock options, restricted stock and performance units	6,543,950	5,839,726	5,780,892	2,406,402	2,645,322
Diluted shares outstanding	226,867,773	225,106,673	219,536,082	210,046,452	205,969,780
Book value per diluted share (a non-GAAP financial measure)	$ 18.62	$ 17.52	$ 17.85	$ 18.39	$ 18.75

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40

Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

	4Q13	1Q14	2Q14	3Q14	4Q14
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 130.9	$ 129.1	$ 127.4	$ 125.5	$ 124.0
Benefit ratio before imputed interest income on reserves	130.0%	131.9%	131.2%	123.6%	131.8%
Interest-adjusted benefit ratio	80.0%	81.0%	79.2%	70.5%	77.8%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 26.1	$ 24.5	$ 26.5	$ 36.9	$ 27.6
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 124.4	$ 125.8	$ 126.8	$ 125.8	$ 132.1
Benefit ratio before imputed interest income on reserves	76.7%	78.9%	80.3%	81.9%	79.1%
Interest-adjusted benefit ratio	50.6%	53.0%	54.8%	56.0%	54.4%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 61.5	$ 59.1	$ 57.4	$ 55.2	$ 60.3

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CNO Financial Group | 4Q2014 Earnings | February 11, 2015 42 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before the net loss on sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, loss on extinguishment of debt, changes in our valuation allowance for deferred tax assets, loss on extinguishment of debt, changes in our valuation allowance for deferred tax assets and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 43 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 4Q13 1Q14 2Q14 3Q14 4Q14 Operating income 248.4$ 262.7$ 262.5$ 266.4$ 259.5$ Operating income, excluding significant items 236.0$ 246.2$ 260.1$ 266.8$ 272.3$ Net Income 478.0$ 238.1$ 239.1$ 73.5$ 51.4$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,092.4$ 3,126.8$ 3,121.5$ 3,097.9$ 3,052.1$ Average common shareholders' equity 4,849.7$ 4,798.2$ 4,791.2$ 4,816.0$ 4,774.6$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryfo wards (a non-GAAP financial measure) 8.0% 8.4% 8.4% 8.6% 8.5% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 7.6% 7.9% 8.3% 8.6% 8.9% Return on equity 9.9% 5.0% 5.0% 1.5% 1.1% Trailing twelve months ended (Continued on next page)

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 44 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (dollars in millions): Operating Operating earnings, earnings, excluding Net excluding significant income - Operating Significant significant items - trailing Net trailing earnings items (a) items four quarters income four quarters 4Q12 56.5 2.6 59.1 - 101.2 - 1Q13 45.6 6.0 51.6 - 11.9 - 2Q13 63.9 (6.5) 57.4 - 77.1 - 3Q13 72.7 (9.9) 62.8 230.9 283.0 473.2 4Q13 66.2 (2.0) 64.2 236.0 106.0 478.0 1Q14 59.9 1.9 61.8 246.2 (228.0) 238.1 2Q14 63.7 7.6 71.3 260.1 78.1 239.1 3Q14 76.6 (7.1) 69.5 266.8 117.4 73.5 4Q14 59.3 10.4 69.7 272.3 83.9 51.4 (a) - The significant items have been discussed in prior press releases (Continued on next page)

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 45 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions): 4Q13 1Q14 2Q14 3Q14 4Q14 Pretax operating earnings (a non-GAAP financial measure) 378.3$ 399.0$ 397.7$ 410.4$ 400.6$ Income tax (expense) benefit (129.9) (136.3) (135.2) (144.0) (141.1) Operating return 248.4 262.7 262.5 266.4 259.5 Earnings of CLIC prior to being sold, net of taxes 25.5 26.7 30.4 24.9 15.2 Net loss on sale of CLIC and gain (loss) on reinsurance transactions, inculding impact of taxes (63.3) (361.3) (358.8) (335.9) (269.7) Net realized investment gains, net of related amortization and taxes 16.8 22.4 29.1 32.8 21.4 Fair value changes in embedded derivative liabilities, net of related amortization and taxes 23.0 14.5 (2.4) (4.6) (23.4) Loss on extinguishment of debt (net of taxes) (64.0) (6.8) (0.4) (0.4) (0.4) Valuation allowance for deferred tax assets and other tax items 301.5 291.0 290.0 100.1 54.9 Other (9.9) (11.1) (11.3) (9.8) (6.1) Net income 478.0$ 238.1$ 239.1$ 73.5$ 51.4$ Twelve months ended (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

	1Q12	2Q12	3Q12	4Q12
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,057.1	$ 3,129.9	$ 2,938.8	$ 2,976.9
Net operating loss carryforwards	817.9	772.4	893.0	875.0
Accumulated other comprehensive income	808.0	990.8	1,234.4	1,197.4
Common shareholders' equity	$ 4,683.0	$ 4,893.1	$ 5,066.2	$ 5,049.3

	1Q13	2Q13	3Q13	4Q13
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,002.9	$ 3,067.6	$ 3,181.9	$ 3,258.1
Net operating loss carryforwards	855.0	815.7	970.7	965.3
Accumulated other comprehensive income	1,170.7	698.1	634.0	731.8
Common shareholders' equity	$ 5,028.6	$ 4,581.4	$ 4,786.6	$ 4,955.2

	1Q14	2Q14	3Q14	4Q14
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,996.0	$ 3,032.6	$ 3,028.0	$ 3,045.3
Net operating loss carryforwards	948.0	885.6	834.7	817.6
Accumulated other comprehensive income	766.2	926.1	859.3	825.3
Common shareholders' equity	$ 4,710.2	$ 4,844.3	$ 4,722.0	$ 4,688.2

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CNO Financial Group | 4Q2014 Earnings | February 11, 2015 47 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 4Q13 1Q14 2Q14 3Q14 4Q14 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,092.4$ 3,126.8$ 3,121.5$ 3,097.9$ 3,052.1$ - - Net operating loss carryforwards 890.4 913.3 933.7 925.4 890.0 Accumulated other comprehensive income 866.9 758.1 736.0 792.7 832.5 Common shareholders' equity 4,849.7$ 4,798.2$ 4,791.2$ 4,816.0$ 4,774.6$ Trailing Four Quarter Average

CNO Financial Group | 4Q2014 Earnings | February 11, 2015 48 Information Related to Certain Non-GAAP Financial Measures 4Q13 1Q14 2Q14 3Q14 4Q14 Corporate notes payable 856.4$ 844.1$ 827.3$ 814.0$ 794.4$ Total shareholders' equity 4,955.2 4,710.2 4,844.3 4,722.0 4,688.2 Total capital 5,811.6$ 5,554.3$ 5,671.6$ 5,536.0$ 5,482.6$ orporat debt to capital 14.7% 15.2% 14.6% 14.7% 14.5% Corporate notes payable 856.4$ 844.1$ 827.3$ 814.0$ 794.4$ Total shareholders' equity 4,955.2 4,710.2 4,844.3 4,722.0 4,688.2 Less accumulated other comprehensive income (731.8) (766.2) (926.1) (859.3) (825.3) Total capital 5,079.8$ 4,788.1$ 4,745.5$ 4,676.7$ 4,657.3$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 16.9% 17.6% 17.4% 17.4% 17.1% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows ($ in millions):